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                                                                   Exhibit 99.01

                          DALRADA FINANCIAL CORPORATION
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FOR IMMEDIATE RELEASE:

CONTACT:
Brian Bonar
Dalrada Financial Corporation
858-427-8700
858-277-3448
inquiries@dalrada.com
www.dalrada.com

DALRADA FINANCIAL APPOINTS NEW BOARD MEMBERS

SAN DIEGO, CA, July 31, 2007 -- Dalrada Financial Corporation (OTCBB: DFCO) today announced that Stanley J. Costello, Jr. and H. James Agnew have been elected as new board members; following the resignation of three members.

         Dalrada Financial would like to acknowledge the resignation of Robert Baker, Jim Ellis, and Dr. Richard Green from the Board of Directors. Each member has provided Dalrada with valuable resources and outstanding support with its everyday operations. In their place, Stanley J. Costello, Jr. and H. James Agnew have been appointed as new members of the board.

         Costello is the Executive Vice President of Sales and Marketing for Dalrada Financial and the President / CEO of All Staffing, Inc., which was acquired by Dalrada in September 2006. He started All Staffing in 1991 and has grown to a company with over 100 million dollars in sales.

         Costello also serves on the Board of Directors for St. Luke's Miners Memorial Hospital in Coaldale, PA and the National Association of Alternative Staffing (NAAS). In addition, he is active with the National Society of Accountants, National Association of Professional Employer Organizations (NAPEO), and serves as First Vice President of the Northeast Pennsylvania Alliance (NEPA). Costello received a Bachelor of Science in Business Administration - Accounting from Shippensburg University.

         Agnew is President and co-founder of Archway Insurance Services, LLC. He is responsible for the overall management and marketing for the company. Formerly a senior executive with the leading A.R.T. consultant, Commonwealth Risk, James earned a reputation as one of the company's leading production sources for both corporate and specialty business, including recognition as "Producer of the Year".

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         At Archway, James has been integral in establishing the many strategic traditional and alternative market insurance partnerships and overall corporate strategy. He is responsible for overseeing all new business production. In 2004, he was nominated as one of the industry's "people to watch under 40" sponsored by Business Insurance magazine. Agnew currently serves as Chairman and CEO of Alliance National Insurance Company.

         "The continuing implementation of our strategic planning will allow these two new members to play a vital role in moving the company forward." said Brian Bonar, Dalrada's Chairman and CEO.

ABOUT DALRADA FINANCIAL CORPORATION:

         Dalrada Financial Corporation provides employer business solutions to small to medium size businesses. The Company assists clients in providing a wide variety of management and employee programs that increase business efficiency. These include: payroll and human resources support, staffing, employee benefits, risk management insurance (including workers' compensation and business liability), financial management, and other business management products and services.

         Information on the Dalrada family of companies is available at: www.dalrada.com and www.allstaffing.com.

SAFE HARBOR:

Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company's partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, seasonal changes, and other risks detailed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release.